investor.arrow.com Fourth Quarter and Full Year 2021 CFO Commentary

2 2 CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior quarter of last year. The discussion of our results may exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. The following reported and non-GAAP information included in this CFO commentary is unaudited and should be read in conjunction with the company’s 2021 Annual Report on form 10-K as filed with the Securities and Exchange Commission.

3 3 Fourth-Quarter Summary Arrow Electronics experienced strong market demand for electronic components and associated design, engineering and supply chain services in the fourth quarter, leading to record quarterly sales that approached the high end of the prior expectation. Arrow is helping customers navigate shortages and supply chain challenges so they can maintain production, bring new electronic products to market, and securely manage their applications and data. By helping to mitigate production risks and assure a continuous stream of products to market, Arrow deepens customer relationships and solidifies its position as a trusted partner. Capitalizing on strong sales with focused execution produced record quarterly gross profit, operating income and earnings per share. During the fourth quarter, demand for electronic components remained robust in all three regions. Demand was exceptionally strong in the Americas region and was consistently strong from industrial customers in all regions. A favorable mix of higher-margin products and solutions, along with regional mix and higher prices, resulted in record quarterly operating income and margins. For the enterprise computing solutions business, customer engagements increased and expanded resulting in strong order activity. While the IT demand environment was healthy, sales mix was more skewed toward software, services and cloud-based solutions. Hardware-related sales faced challenges from supply-chain bottlenecks. Hence, sales were slightly below the midpoint of the prior guidance range but somewhat understated activity levels during the quarter. Fourth-quarter operating margin returned to the highest level since 2016, aided by a favorable mix of products and solutions. Returns metrics reached new highs during the fourth-quarter, aided by record profitability and continued careful management of working capital. Cash was returned to shareholders through the repurchase of 2 million shares for $250 million. This was the third consecutive quarter where repurchases totaled $250 million. Following an additional $600 million authorization in December, at the end of 2021, remaining repurchase authorization totaled approximately $763 million. Repurchased 2 million shares for $250 million during the quarter and 7.7 million for $900 million during 2021.

4 Consolidated sales were $9.02 billion Near the higher end of the prior expectation of $8.55-$9.15 billion Changes in foreign currencies negatively impacted sales growth by $73 million year over year The prior sales expectation included an anticipated $15 million negative impact to growth; the strengthening of the U.S. dollar within the quarter resulted in an additional $58 million headwind 4 Consolidated Overview Fourth Quarter 2021 * $ in millions, except per share data; may reflect rounding. Record fourth-quarter sales, gross profit operating income, and earnings per share on a diluted basis Consolidated gross profit margin was 13.3% Up 240 basis points year over year due to higher margins in both global components and global enterprise computing solutions and across all regions Operating income margin was 5.7% and non-GAAP operating income margin was 5.8% Interest and other expense, net was $35 million P&L Highlights* Q4 2021 Y/Y CHANGE Y/Y CHANGE ADJUSTED FOR CURRENCY Q/Q CHANGE Sales $9,016 7% 8% 6% Gross Profit Margin 13.3% 240 bps 240 bps 70 bps Operating Income $512 59% 63% 26% Operating Margin 5.7% 190 bps 200 bps 90 bps Non-GAAP Operating Income $525 56% 60% 28% Non-GAAP Operating Margin 5.8% 180 bps 190 bps 100 bps Net Income $371 57% 61% 28% Diluted EPS $5.26 71% 75% 32% Non-GAAP Net Income $379 56% 60% 29% Non-GAAP Diluted EPS $5.37 69% 73% 33% Operating expenses as a percentage of sales were 7.5%, up 50 basis points year over year Non-GAAP operating expenses as a percentage of sales were 7.4%, up 40 basis points year over year Slightly above our prior expectation of $32 million on higher interest rates on floating rate debt and due to the issuance of 10-year 2.95% notes in December

5 5 Effective tax rate was 22.5%, and non-GAAP effective tax rate was 22.6% Non-GAAP effective tax rate was below the prior expectation of 23.5% and the target long-term target range of 23% - 25% due to timing of discrete tax items and mix of profits from lower tax jurisdictions Diluted shares outstanding were 71 million In line with the prior expectation Diluted earnings per share were $5.26 Above the prior expectation of $4.19 - $4.35 Non-GAAP diluted earnings per share were $5.37 Above the prior expectation of $4.37 - $4.53 Changes in foreign currencies negatively impacted earnings per share by approximately $.07 compared to the fourth quarter of 2020 The prior earnings per share expectation included an anticipated $.01 headwind to growth; the strengthening of the U.S. dollar within the quarter resulted in an additional $.06 headwind A reconciliation of non-GAAP financial measures, including sales, sales for each segment and in each region, gross profit, operating income, income before income taxes, provision for income taxes, net income, net income attributable to shareholders, net income per share, return on working capital, and return on invested capital to GAAP financial measures is presented in the reconciliation tables included herein. Fourth Quarter 2021

6 6 Components Global Record quarterly sales, operating income, and operating margin Fourth-quarter sales increased 13% year over year Lead times increased year over year and compared to the third quarter Book-to-bill was above parity in all regions Backlog increased significantly year over year Operating margin of 6.4% increased 250 basis points year over year Non-GAAP operating margin of 6.5% increased 250 basis points year over year Return on working capital increased year over year Operating Income ($ in millions) $230 $289 $327 $385 $430 $236 $296 $339 $392 $437 GAAP Non-GAAP Q4-'20 Q1-'21 Q2-'21 Q3-'21 Q4-'21 $100 $150 $200 $250 $300 $350 $400 $450 Sales of $6.68 billion were above the prior expectation of $6.35-$6.65 billion Record quarterly sales Record quarterly operating income and operating margin Margins increased in Asia, Americas, and Europe year over year

7 7 Components Fourth-quarter sales increased 31% year over year Sales increased 32% year over year adjusted for changes in foreign currencies Record sales for any quarter Strong growth in transportation, communications, industrial, and medical devices sales year over year Growth in consumer, alternative energy, lighting, and aerospace and defense sales year over year Sales ($ in millions) Americas Record quarterly Americas components sales $1,625 $1,701 $1,971 $2,019 $2,137 Q4-'20 Q1-'21 Q2-'21 Q3-'21 Q4-'21 $1,400 $1,500 $1,600 $1,700 $1,800 $1,900 $2,000 $2,100 $2,200

8 8 Components Fourth-quarter sales increased 0.5% year over year Sales were flat year over year adjusted for changes in foreign currencies Record fourth-quarter sales Growth in computing, industrial, and transportation sales year over year Consumer and medical devices sales decreased year over year compared to strong sales in the fourth quarter of 2020 Sales ($ in millions) Asia Record fourth-quarter Asia components sales $2,935 $3,173 $3,149 $3,009 $2,949 Q4-'20 Q1-'21 Q2-'21 Q3-'21 Q4-'21 $1,800 $2,000 $2,200 $2,400 $2,600 $2,800 $3,000 $3,200 $3,400

9 9 Components Fourth-quarter sales increased 17% year over year Sales increased 21% year over year adjusted for changes in foreign currencies Record fourth-quarter sales Strong growth in industrial, industrial automation, communications, computer/data processing, aerospace and defense, and lighting sales year over year Growth in medical devices and consumer sales year over year Transportation sales were flat year over year Sales ($ in millions) Europe Record fourth-quarter Europe components sales $1,362 $1,569 $1,491 $1,596 $1,594 Q4-'20 Q1-'21 Q2-'21 Q3-'21 Q4-'21 $1,000 $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700

10 10 Enterprise Computing Solutions Global Fourth-quarter sales decreased 8% year over year Sales decreased 6% year over year adjusted for changes in foreign currencies Operating income decreased 1% year over year Non-GAAP operating income decreased 1% year over year Operating margin of 6.6% increased 40 basis points year over year Non-GAAP operating margin of 6.7% increased 40 basis points year over year Return on working capital remains favorable Operating Income ($ in millions) Enterprise computing solutions operating margin increased 40 bps year over year $156 $77 $81 $77 $155$158 $80 $83 $79 $157 GAAP Non-GAAP Q4-'20 Q1-'21 Q2-'21 Q3-'21 Q4-'21 $20 $40 $60 $80 $100 $120 $140 $160 $180

11 11 Fourth-quarter sales decreased 9% year over year Growth in storage and proprietary servers year over year Networking and industry-standard servers were approximately flat year over year Sales ($ in millions) Americas Enterprise Computing Solutions Americas sales decreased 9% year over year $1,484 $1,151 $1,167 $1,204 $1,357 Q4-'20 Q1-'21 Q2-'21 Q3-'21 Q4-'21 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 Enterprise Computing Solutions

12 12 Sales ($ in millions) Enterprise Computing Solutions Europe Record full-year Enterprise Computing Solutions Europe sales $1,047 $791 $785 $685 $980 Q4-'20 Q1-'21 Q2-'21 Q3-'21 Q4-'21 $200 $400 $600 $800 $1,000 $1,200 Fourth-quarter sales decreased 6% year over year Sales decreased 3% year over year adjusted for changes in foreign currencies Growth in infrastructure software across the portfolio and security year over year Storage and proprietary servers were approximately flat year over year

13 Gross margin increased 110 basis points year over year Gross margin increased in both global components and global enterprise computing solutions year over year Consolidated Overview Full-Year 2021 13 Record full-year sales, gross profit, operating income, and earnings per share Consolidated full-year sales increased 20% year over year Sales increased 19% year over year adjusted for changes in foreign currencies Interest and other expense, net was $132 million Effective tax rate was 22.7% * $ in millions, except per share data; may reflect rounding. Operating income margin increased 140 basis points year over year Non-GAAP operating income margin increased 140 basis points year over year Operating expense as a percentage of sales decreased 30 basis points year over year Non-GAAP effective tax rate was 22.7% P&L Highlights* 2021 Y/Y CHANGE Y/Y CHANGE ADJUSTED FOR WIND DOWN, DISPOSITIONS, & CURRENCY Sales $34,477 20% 19% Gross Profit Margin 12.2% 110 bps 110 bps Operating Income $1,557 74% 74% Operating Margin 4.5% 140 bps 140 bps Non-GAAP Operating Income $1,609 72% 69% Non-GAAP Operating Margin 4.7% 140 bps 140 bps Net Income $1,108 90% 90% Diluted EPS $15.10 103% 104% Non-GAAP Net Income $1,137 87% 83% Non-GAAP Diluted EPS $15.50 100% 96% Decreased $5 million year over year primarily due to lower debt balances and lower interest rates Slightly below the long- term target range of 23% to 25% due to the timing of discrete items and mix of profits from lower tax jurisdictions

14 14 Repurchased approximately $250 million of stock in the fourth quarter, bringing total cash returned to shareholders in 2021 to approximately $900 million. Cash Flow from Operations Cash flow from operating activities was $28 million in the fourth quarter and $419 million in 2021. Working Capital The company reports return on working capital ("ROWC") and ROWC (non-GAAP) to provide investors an additional method for assessing working capital. The company uses ROWC to measure economic returns to help the company evaluate the effectiveness of investments in the inventories we chose to buy and the business arrangements we have with our customers and suppliers. ROWC was 35.9% in the fourth quarter, up 770 basis points year over year, and was 31.1% in 2021, up 1140 basis points from 2020. ROWC (non-GAAP) was 36.8% in the fourth quarter, up 730 basis points year over year, and was 32.2% in 2021, up 1160 basis points from 2020. Return on Invested Capital The company reports return on invested capital ("ROIC") and ROIC (non-GAAP) to provide investors an additional method for assessing operating income. Among other uses, the company uses ROIC to measure economic returns relative to our cost of capital in evaluating overall effectiveness of our business strategy. ROIC was 21.0% in the fourth quarter, up 630 basis points year over year, and was 16.4% in 2021, up 670 basis points from 2020. ROIC (non-GAAP) was 21.5% in the fourth quarter, up 600 basis points year over year, and was 17.0% in 2021, up 680 basis points from 2020. Share Buyback We repurchased approximately 2.0 million shares for $250 million in the fourth quarter. Total cash returned to shareholders in 2021 was approximately $900 million. Debt and Liquidity Net debt totaled $2.4 billion. Total liquidity was $3.47 billion when including cash of $222 million. Cash Flow, Returns, and Liquidity Fourth Quarter 2021

15 15 Outlook: First Quarter 2022 We are expecting the average USD-to-Euro exchange rate for the first quarter of 2022 to be $1.13 to €1 compared to $1.20 to €1 in the first quarter of 2021. We estimate changes in foreign currencies to have negative impacts on growth of approximately $160 million on sales, and $.10 on earnings per share on a diluted basis compared to the first quarter of 2021. Guidance First-Quarter 2022 Guidance Quarter Closing Dates Beginning and ending dates may impact comparisons to prior periods First-Quarter 2022 Guidance Reconciliation * Assumes an average tax rate of approximately 23.5% compared to the 23% to 25% long-term target range. Consolidated Sales $8.35 billion to $8.95 billion Global Components $6.675 billion to $6.975 billion Global ECS $1.675 billion to $1.975 billion Diluted Earnings Per Share* $4.32 to $4.48 Non-GAAP Diluted Earnings Per Share* $4.44 to $4.60 Interest and other expense, net $35 million Diluted shares outstanding 69 million REPORTED GAAP MEASURE INTANGIBLE AMORTIZATION EXPENSE RESTRUCTURING & INTEGRATION CHARGES NON-GAAP MEASURE Net income per diluted share $4.32 to $4.48 $.10 $.02 $4.44 to $4.60 First Second Third Fourth 2021 Apr. 3 Jul. 3 Oct. 2 Dec. 31 2022 Apr. 2 Jul. 2 Oct. 1 Dec. 31

16 Information Relating to Forward-Looking Statements This presentation includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the first quarter of fiscal 2022, such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectation regarding market demand. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: potential adverse effects of the ongoing global COVID-19 coronavirus pandemic, including actions taken to contain or treat COVID-19, industry conditions, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, foreign currency fluctuation, changes in legal and regulatory matters, non-compliance with certain regulations such as export, anti-trust, and anti-corruption laws, foreign tax and other loss contingencies, and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's reports on Form 10-K and Form 10-Q and subsequent filings made with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. 16 Risk factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its 2021 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected.

17 The company believes that such non- GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance. 17 Certain Non-GAAP Financial Information In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, gross profit, operating income, income before income taxes, provision for income taxes, net income, net income per share on a diluted basis, effective tax rate, return on working capital, and return on invested capital. The company provides non-GAAP sales, gross profit, operating income, income before income taxes, provision for income taxes, net income, net income per share on a diluted basis, effective tax rate, return on working capital, and return on invested capital, which are non-GAAP measures adjusted for the impact of changes in foreign currencies (referred to as "changes in foreign currencies") by re-translating prior period results at current period foreign exchange rates, the impact of notes receivable reserves and recoveries related to the AFS business (referred to as “AFS notes receivable reserves and recoveries”), identifiable intangible asset amortization, restructuring, integration, and other charges, impairments of long-lived assets, impact of the wind down of the company’s personal computer and mobility asset disposition business (referred to as “wind down”), gains and losses on investments, the impact of certain tax adjustments, and pension settlement gains and losses. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non- GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended December 31, 2021

	REPORTED GAAP MEASURE	INTANGIBLE AMORTIZATION EXPENSE	RESTRUCTURING & INTEGRATION CHARGES	AFS RESERVES & RECOVERIES	IMPACT OF WIND DOWN	OTHER[1]	NON-GAAP MEASURE
Sales	$ 9,016,077	$ —	$ —	$ —	$ —	$ —	$ 9,016,077
Gross Profit	1,196,378	—	—	—	—	—	1,196,378
Operating income	511,932	9,086	3,754	—	—	—	524,772
Income before income taxes	479,326	9,086	3,754	—	—	(2,046)	490,120
Provision for income taxes	107,838	2,337	854	—	—	(492)	110,537
Consolidated net income	371,488	6,749	2,900	—	—	(1,554)	379,583
Noncontrolling interests	280	143	—	—	—	—	423
Net income attributable to shareholders	$ 371,208	$ 6,606	$ 2,900	$ —	$ —	$ (1,554)	$ 379,160
Net income per diluted share[2]	$ 5.26	$ 0.09	$ 0.04	$ —	$ —	$ (0.02)	$ 5.37
Effective tax rate	22.5 %						22.6 %

Three months ended December 31, 2020

	REPORTED GAAP MEASURE	INTANGIBLE AMORTIZATION EXPENSE	RESTRUCTURING & INTEGRATION CHARGES[2]	AFS RESERVES & RECOVERIES	IMPACT OF WIND DOWN	OTHER[1]	NON-GAAP MEASURE
Sales	$ 8,454,192	$ —	$ —	$ —	$ —	$ —	$ 8,454,192
Gross Profit	923,686	—	—	—	(33)	—	923,653
Operating income	321,412	9,376	6,340	(840)	(417)	—	335,871
Income before income taxes	296,318	9,376	6,340	(840)	(412)	(8,531)	302,251
Provision for income taxes	59,342	2,405	(918)	(201)	102	(2,053)	58,677
Consolidated net income	236,976	6,971	7,258	(639)	(514)	(6,478)	243,574
Noncontrolling interests	905	148	—	—	—	—	1,053
Net income attributable to shareholders	$ 236,071	$ 6,823	$ 7,258	$ (639)	$ (514)	$ (6,478)	$ 242,521
Net income per diluted share[2]	$ 3.08	$ 0.09	$ 0.09	$ (0.01)	$ (0.01)	$ (0.08)	$ 3.17
Effective tax rate	20.0 %						19.4 %

Three months ended October 2, 2021

	REPORTED GAAP MEASURE	INTANGIBLE AMORTIZATION EXPENSE	RESTRUCTURING & INTEGRATION CREDITS	AFS RESERVES & RECOVERIES	IMPACT OF WIND DOWN	OTHER[1]	NON-GAAP MEASURE
Sales	$ 8,512,391	$ —	$ —	$ —	$ —	$ —	$ 8,512,391
Gross Profit	1,075,772	—	—	—	—	—	1,075,772
Operating income	404,865	9,202	(3,030)	—	—	—	411,037
Income before income taxes	373,479	9,202	(3,030)	—	—	(1,386)	378,265
Provision for income taxes	82,929	2,353	(689)	—	—	(334)	84,259
Consolidated net income	290,550	6,849	(2,341)	—	—	(1,052)	294,006
Noncontrolling interests	523	147	—	—	—	—	670
Net income attributable to shareholders	$ 290,027	$ 6,702	$ (2,341)	$ —	$ —	$ (1,052)	$ 293,336
Net income per diluted share[2]	$ 4.00	$ 0.09	$ (0.03)	$ —	$ —	$ (0.01)	$ 4.04
Effective tax rate	22.2 %						22.3 %

(1) Other includes gain on investments, net.

(2) The sum of the components for non-GAAP diluted EPS may not agree to totals, as presented, due to rounding.

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19 19 Return on Working Capital Reconciliation (1) The year end balance is an average balance based on the addition of the account balance at the end of the five most recently-ended quarters and dividing by five. ($ in thousands) QUARTER ENDED YEAR ENDED December 31, 2021 December 31, 2020 December 31, 2021 December 31, 2020 Numerator: (unaudited) (unaudited) (unaudited) (unaudited) Consolidated operating income, as reported $ 511,932 $ 321,412 $ 1,556,822 $ 894,511 x4 x4 x1 x1 Annualized after-tax consolidated operating income, as adjusted $ 2,047,728 $ 1,285,648 $ 1,556,822 $ 894,511 Non-GAAP consolidated operating income $ 524,772 $ 335,871 $ 1,609,145 $ 936,915 x4 x4 x1 x1 Annualized non-GAAP consolidated operating income $2,099,088 $ 1,343,484 $ 1,609,145 $ 936,915 Denominator: Accounts receivable, net(1) 11,123,946 9,205,343 9,401,688 8,283,552 Inventories(1) 4,201,965 3,287,308 3,647,146 3,351,088 Less: Accounts payable(1) 9,617,084 7,937,889 8,046,357 7,092,575 Working capital 5,708,827 4,554,762 5,002,477 4,542,065 Return on working capital 35.9% 28.2% 31.1% 19.7 % Return on working capital (non-GAAP) 36.8% 29.5% 32.2% 20.6%

Return on Invested Capital Reconciliation

($ in thousands)

	QUARTER ENDED		YEAR ENDED	
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Numerator:				
Consolidated operating income, as reported	$ 511,932	$ 321,412	$ 1,556,822	$ 894,511
Equity in earnings (losses) of affiliated companies[1]	1,323	(839)	3,508	(531)
Less: Noncontrolling interests [1]	280	905	2,271	2,026
Consolidated operating income, as adjusted	512,975	319,668	1,558,059	891,954
Less: Tax effect[2]	115,472	64,193	354,044	203,511
After-tax consolidated operating income, as adjusted	397,503	255,475	1,204,015	688,443
	x4	x4	x1	x1
Annualized after-tax consolidated operating income, as adjusted	$ 1,590,012	$ 1,021,900	$ 1,204,015	$ 688,443
Non-GAAP consolidated operating income	$ 524,772	$ 335,871	$ 1,609,145	$ 936,915
Equity in earnings (losses) of affiliated companies[1]	1,323	(839)	3,508	(531)
Less: Noncontrolling interests [1]	280	905	2,271	2,026
Non-GAAP consolidated operating income, as adjusted	525,815	334,127	1,610,382	934,358
Less: Tax Effect[3]	118,667	65,037	366,746	214,779
After-tax non-GAAP consolidated operating income, as adjusted	407,148	269,090	1,243,636	719,579
	x4	x4	x1	x1
Annualized after-tax non-GAAP consolidated operating income, as adjusted	$ 1,628,592	$ 1,076,360	$ 1,243,636	$ 719,579
Denominator:				
Average short-term borrowings, including current portion of long-term debt[4]	$ 368,267	$ 162,381	$ 322,696	$ 255,538
Average long-term debt[4]	2,142,102	2,097,841	2,034,077	2,231,394
Average total equity[4]	5,289,237	4,993,362	5,233,267	4,850,535
Less: Average cash and cash equivalents	219,063	300,317	256,702	261,513
Invested capital	$ 7,580,543	$ 6,953,267	$ 7,333,338	$ 7,075,954
Return on invested capital	21.0 %	14.7 %	16.4 %	9.7 %
Return on invested capital (non-GAAP)	21.5 %	15.5 %	17.0 %	10.2 %

ARROW

(1) Operating income, as reported, and non-GAAP operating income is adjusted for noncontrolling interest and equity in losses of affiliated companies to include the pro-rata ownership of non-wholly owned subsidiaries.

(2) The tax effect is calculated by applying the effective tax rate for the three months and year ended December 31, 2021 and 2020 to consolidated operating income, as adjusted less interest expense.

(3) The tax effect is calculated by applying the non-GAAP effective tax rate for the three months and year ended December 31, 2021 and 2020 to non-GAAP consolidated operating income, as adjusted less interest expense.

(4) The quarter ended average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two. The year ended average is based on the addition of the account balance at the end of the five most recently-ended quarters and dividing by five.

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